SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        November 25, 1998


    AMRESCO Residential Securities Corporation on behalf of:

 AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1998-3
     (Exact name of registrant as specified in its charter)






          New York             333-30759-3  Application Pending
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)

   Norwest Bank Minnesota,
    National Association
 Sixth Street and Marquette Avenue
       Minneapolis, MN                            55479-1026
    (Address of Principal                         (Zip Code)
     Executive Offices)

Registrant's telephone number, including area code (612) 667-8058

                          No Change
  (Former name or former address, if changed since last report)



Item 5.   Other Events.
        Information relating to the distributions to Certificateholders for the period from October 1, 1998 to October 31, 1998 (the "Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1998-3, Class A (the "Certificates") issued by the Registrant and the performance of the Trust
(including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of September 1, 1998, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Capital Markets, Inc. in its capacity as the Seller, Master Servicer and Special Servicer, AMRESCO Residential Mortgage Corporation as Servicer, the Federal Home Loan Mortgage Corporation as Guarantor and Norwest Bank Minnesota, National Association, in its capacity as the trustee.


Item 7.   Exhibit.

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        By: AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3

                        By: /s/Ron B. Kirkland
                            Name:      Ron B. Kirkland
                            Title:     Vice President and
                                       Chief Accounting Officer



Dated: December 4, 1998